[EDISON INTERNATIONAL LOGO]                                                                            News Release

FOR IMMEDIATE RELEASE

                                                                                      Media Contact: (626) 302-1033
                                                                                                     www.edison.com

                                           Edison International Reports
                              Financial Results for the First Quarter of 2003 - Part I

       ROSEMEAD, Calif., May 7, 2003 -- Edison International (NYSE: EIX) recorded earnings per share of 17 cents in the first quarter of 2003, compared to 26 cents in the first quarter of 2002 on a reported basis.  The lower earnings reflect a planned refueling outage at San Onofre Nuclear Generating Station (SONGS), partially offset by improved performance at Edison Mission Energy (EME).

        "We have made solid progress in the first quarter of 2003," said EIX Chairman John Bryson.  "Southern
California Edison continues its trend of good performance and Edison Mission Energy has a better than expected outcome.  We remain on course toward our long-term goal of overall financial health and flexibility."

        The earnings include a three-cents-per-share charge at EME for a change in accounting principle in the first quarter of 2003 and two cents per share in earnings from discontinued operations at EME in the first quarter of 2002.  EIX's core earnings, which exclude the two items above, were 20 cents per share in the first
quarter of 2003 compared to 24 cents per share in the same period last year.   For the periods presented below,
EIX's core earnings are the same as earnings from continuing operations.

FIRST QUARTER EARNINGS DETAIL

Earnings (Loss) from Continuing Operations

        Southern California Edison (SCE) earned $102 million in the first quarter of 2003, compared with $146 million in the same period last year.  The $44 million decrease primarily reflects a planned refueling outage at
SONGS during the first quarter of 2003.  The decrease also includes higher operating and maintenance expenses from higher health-care costs and storm-damage expenses, partially offset by higher performance-based ratemaking revenue.

        In January 2002, the California Public Utilities Commission (CPUC) approved the creation of the
Procurement-Related Obligations Account (PROACT) to record the recovery of $3.6 billion of SCE's procurement-related obligations pursuant to the settlement agreement between SCE and the CPUC.  In February 2003, the CPUC allowed SCE to transfer $209 million into its PROACT balance for natural gas hedging costs.  As of March
31, 2003, the remaining PROACT balance was $640 million.

                                                     - more -

        EME's first quarter 2003 loss from continuing operations was $8 million compared to a loss of $41 million in the same period last year.  The reduced loss of $33 million is primarily due to higher U.S. energy prices in the first quarter of 2003 compared to 2002.  EME's earnings are seasonal with higher earnings expected during the summer months.

        Edison Capital's earnings for the first quarter of 2003 were $15 million, down $4 million from the same period last year.  This decrease is primarily due to a maturing investment portfolio which produces lower income, partially offset by lower net interest expense and higher tax benefits.

        EIX parent company's loss of $19 million reflects an improvement of $4 million over the prior year's period that is primarily due to the absence of 2002 losses from Edison O&M Services resulting from EIX's decision to wind down the business in 2003.

Earnings from Discontinued Operations

        The 2003 first quarter financial results reflect no earnings or loss from discontinued operations while
2002 first quarter results include earnings from discontinued operations of $5 million from EME's Lakeland
Project in the UK.

Change in Accounting Principle

        EME's results include a three-cent, or $9 million, charge for the cumulative effect of a change in accounting principle related to the new accounting standard for recording asset retirement obligations adopted by
EIX in 2003.  As SCE follows accounting principles for rate-regulated enterprises, implementation of this new standard did not affect its earnings.

                                                               Quarter Ended March 31,
Earnings (Loss) Per Share (Unaudited)                              2002               2003              Change
-------------------------------------                       ---------------------------------------------------
  Southern California Edison                                       $0.31               $0.45             $(0.14)
  Edison Mission Energy                                            (0.02)              (0.13)              0.11
  Edison Capital                                                    0.04                0.06              (0.02)
  Mission Energy Holding Co.                                       (0.07)              (0.07)                --
  EIX parent company                                              (0.06)               (0.07)              0.01
----------------------------------------------------------------------------------------------------------------
EIX Core Earnings -
EIX Consol. Earnings from Continuing Operations                     0.20                0.24              (0.04)
================================================================================================================

Earnings from Discontinued Operations
  EME's Lakeland Project                                              --                0.02              (0.02)
----------------------------------------------------------------------------------------------------------------
EIX Consol. Earnings from Discontinued Ops.                           --                0.02              (0.02)
================================================================================================================

EME Cumulative Effect of Accounting Change                        (0.03)                  --              (0.03)
================================================================================================================

================================================================================================================
Total EIX Consolidated Earnings                                    $0.17               $0.26             $(0.09)
================================================================================================================

                                                     - more -

                                                              Quarter Ended March 31,
Earnings (Loss) (in millions) (Unaudited)                           2003                2002             Change
-----------------------------------------                   -----------------------------------------------------
  Southern California Edison                                        $102                $146                $(44)
  Edison Mission Energy                                               (8)                (41)                 33
  Edison Capital                                                      15                  19                  (4)
  Mission Energy Holding Co.                                         (24)                (22)                 (2)
  EIX parent company                                                 (19)                (23)                  4
-----------------------------------------------------------------------------------------------------------------
EIX Core Earnings -
EIX Consol. Earnings from Continuing Operations                       66                  79                 (13)
=================================================================================================================

Earnings from Discontinued Operations
  EME's Lakeland Project                                              --                   5                  (5)
-----------------------------------------------------------------------------------------------------------------
EIX Consol. Earnings from Discontinued Ops.                           --                   5                  (5)
=================================================================================================================

EME Cumulative Effect of Accounting Change                           (9)                  --                  (9)
=================================================================================================================

=================================================================================================================
Total EIX Consolidated Earnings                                      $57                 $84                $(27)
=================================================================================================================

                                    Reminder: EIX to Hold Conference Call Today

        Today, EIX will hold a conference call to discuss its first quarter 2003 financial results at 8:30 a.m.
PDT.  Although two-way participation in the telephone call is limited to financial analysts and investors, all other interested parties are invited to participate in a "listen-only mode" through a simultaneous webcast on the company's Web site at www.edisoninvestor.com.  Financial and other statistical information to be presented during the call also will be available on the Web site.  The domestic call-in number is (800) 356-8584 and the Call ID#
is 9200.

                                                        ###

        Based in Rosemead, Calif., Edison International is the parent company of Southern California Edison,
Edison Mission Energy and Edison Capital.